Exhibit 4.38
English Translation
Supplementary Agreement to the Equity Pledge Agreement
This Supplementary Agreement (“this Agreement”) is entered into among the following parties in Beijing on November 28, 2008:
Party A: AirMedia Technology (Beijing) Co., Ltd.
Party B: Guo Man, Wang Zhenyu, Xu Qing
Party C: Beijing AirMedia UC Advertising Co., Ltd.
WHEREAS:
(1)	Party A, Party B and Party C signed the Equity Agreement (the “Original Agreement”) on June 14, 2007, by which it was agreed that Party B shall pledge all their equity interests in Party C to Party A;
(2)	Guo Man, Wang Zhenyu and Xu Qing signed an Equity Transfer Agreement in November 2008, by which it was agreed that Wang Zhenyu shall transfer all his equity interests in Party C to Guo Man and Xu Qing. After the transfer, Guo Man and Xu Qing shall own 82.76% and 17.24% equity interests, respectively, in Party C.
     Now therefore, after friendly negotiation among Parties A, B and C, the Original Agreement shall be amended, and each of the party agrees on the following the terms and conditions:
1.	Party A agrees that Wang Zhenyu transfers to Guo Man and Xu Qing all of his equity interests that was pledged to Party A under the Original Agreement.
2.	Guo Man and Xu Qing agree to pledge all of their respective 82.76% and 17.26% equity interests in Party C to Party A after the above-said transfer is completed. The purpose of the pledge shall be the same as stated in the Original Agreement, and Guo Man and Xu Qing agree to perform their obligations set out in the Original Agreement.
3.	Upon effectiveness of this Agreement, in case of any difference in terms between the Original Agreement and this Agreement, this Agreement shall prevail; terms absent from this Agreement shall be governed by the Original Agreement.
4.	This Agreement is effective upon the signature and/or stamp of common seal by all parties to this Agreement. This Agreement shall be signed in seven counterparts, two of which shall be kept by each of Party A and Party C, and three shall be kept by Party B. All counterparts shall have the same legal effect.
[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.
Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)
Party B:
Signature: /s/ Guo Man
Signature: /s/ Wang Zhenyu
Signature: /s/ Xu Qing
Party C: Beijing AirMedia UC Advertising Co., Ltd.
Common seal: Beijing AirMedia UC Advertising Co., Ltd. (Seal)

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